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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements of CenterPoint Properties Trust on Form S-3 (File Nos. 33-95792, 33-99858, 333-18235 and 333-49359), Form S-8/S-3 (File Nos.
333-05087 and 333-34687) and Form S-8 (File No. 333-05141 and 333-62887) of
our report dated February 10, 1998, except for Note 2 for which the date is November 15, 1999, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated November 15, 1999 relating to the financial statement schedules which appears in this Form 10-K/A.

                                                  PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
December 27, 1999